Exhibit 99.2
FOR IMMEDIATE RELEASE
Ad.Venture Partners, Inc. Announces Completes Initial Public Offering
New York, NY, September 6, 2005 — Ad.Venture Partners, Inc. (OTC BB: AVPAU.OB) announced today that it has completed its initial public offering of 9,000,000 units at $6.00 per unit, raising $54,000,000 in gross proceeds. Each unit consists of one share of common stock and two warrants. The securities were delivered on August 31, 2005.
Wedbush Morgan Securities Inc. acted as lead book-running manager for the transaction. Adams Harkness, Inc., Maxim Group LLC, Ramius Securities, LLC, GunnAllen Financial, Inc. and Legend Merchant Group acted as co-managers.
Ad.Venture Partners, Inc. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology, media or telecommunications industries.
A prospectus for this offering may be obtained from Wedbush Morgan Securities Inc., 1000 Wilshire Boulevard, Los Angeles, CA 90017.